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                                                                   EXHIBIT 10.16

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                               SERVICES AGREEMENT

                  This agreement ("Agreement"), is made and entered into as of the lst day of February, 1998 by and between VHA Inc., a Delaware corporation ("VHA"), and Specialty Laboratories, Inc., a California corporation ("Vendor").

                             PRELIMINARY STATEMENTS:

                  A. VHA is, among other things, in the business of providing purchasing opportunities with respect to high quality products and services to certain health care providers who have appointed VHA as their agent ("VHA Members and Affiliates") or have appointed HealthCare Purchasing Partners, Inc., as their agent ("HPPI Members"), a current list of which has been provided to Vendor by VHA;

                  B. Vendor is, among other things, the provider of the services listed on Exhibit A ("Services"); and

                  C. Vendor and VHA desire to make the Services available for purchase by VHA Members and Affiliates and HPPI Members from Vendor pursuant to this Agreement;

                  In consideration of the premises, the representations and warranties of the parties, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are acknowledged, the parties agree, subject to the conditions, terms and provisions of this Agreement, as follows:

     SECTION 1.   OFFER, SALE AND PRICES.

                  During the term and for the duration of this Agreement, Vendor agrees to offer to sell and to sell the Services to VHA Members and Affiliates or HPPI Members at prices [***]*. Vendor agrees to provide written notice to VHA of all price offers at price [***]*. Vendor agrees that the prices, quality and value of these Services shall remain market competitive at all times during the terms of this Agreement.

                  Vendor shall not offer to VHA Members and Affiliates or HPPI Members other services and/or products in conjunction with the Services covered by this Agreement under terms and conditions such that VHA Members and Affiliates or HPPI Members have no real economic choice except to purchase Services with such other services and/or products on a bundled basis, without the prior written notice to VHA.

     SECTION 2.   PROMPT PERFORMANCE.

                  Vendor agrees to promptly perform Services ordered under this Agreement by the VHA Members and Affiliates or HPPI Members in accordance with any schedule agreed to between Vendor and the VHA Member or Affiliate or HPPI Member.

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FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

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     SECTION 3.   BILLING BY AND PAYMENT TO VENDOR.

                  Vendor agrees to direct its invoices for Services ordered under this Agreement to the VHA Members and Affiliates or HPPI Members. Payment terms shall be Net 30 days. A [***]* late payment charge will be added for VHA Members and Affiliates and HPPI Members whose accounts payable to Vendor are 60 days or more. However, Vendor and any VHA Member and Affiliate or HPPI Member may mutually agree to other payment terms.

     SECTION 4.   TERM AND TERMINATION.

                  This Agreement shall commence on February 1, 1998 and shall continue until December 31, 2000. This agreement may be renewed to continue until terminated by the mutual agreement of the parties provided written notice is signed by both parties at least sixty (60) days prior to December 31, 2000. In addition, this Agreement may be terminated by either party at any time, at will, and without cause upon not less than sixty (60) days prior written notice to the other party.

     SECTION 5.   PERFORMANCE REVIEW.

                  The parties agree to meet, at the request of either party, no less frequently than once in any one hundred-eighty day (180) period during the term of this Agreement to discuss the performance under this Agreement.

     SECTION 6.   COMPLIANCE WITH LAWS.

                  Vendor represents, warrants and guarantees that all Services performed under this Agreement are, as of the date of such performance, in compliance with all federal, state and local laws, statutes, ordinances, rules, regulations and orders.

     SECTION 7.   BOOKS AND RECORDS, AUDIT.

                  Vendor agrees to keep, maintain and preserve complete, current and accurate books, records and accounts of the transactions contemplated by this Agreement and such additional books, records and accounts as are necessary to establish and verify Vendor's compliance under this Agreement. All such books, records and accounts shall be available for inspection and audit by VHA and its authorized representatives at any time during the term of this Agreement and for two (2) years thereafter, but no more frequently than twice in any consecutive twelve (12) month period and only during reasonable business hours and upon reasonable notice. The exercise by VHA of the right to inspect and audit is without prejudice to any other or additional rights or remedies of either party.

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           * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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     SECTION 8.   INDEMNITY AND INSURANCE.

                  Vendor agrees to protect, defend, indemnify and to hold VHA, VHA Members and Affiliates and HPPI Members and their respective subsidiaries, affiliates, directors, officers and employees ("Indemnitees") harmless from any loss, liability, damage, cost or expense (including attorneys' fees and other expenses of litigation) because of (i) personal/bodily injury, including death at any time resulting therefrom, or damage to property, including loss of use thereof and downtime, caused by any Service, act or omission by Vendor, or any of its employees, agents, or subcontractors or (ii) any material misrepresentation, breach of warranty or covenant or other breach or default by Vendor under this Agreement; provided, however, that Vendor shall not be obligated under this Agreement to defend, indemnify or hold harmless any Indemnitee from any such loss, liability, damage, cost or expense which results solely from that Indemnitee's misconduct or negligence. Without limiting the generality of the preceding sentence, Vendor agrees to obtain and maintain, at its own expense, commercial general liability insurance including blanket contractual liability coverage with minimum limits of $2,000,000 per occurrence and $5,000,000 annual aggregate. Such insurance shall include all Indemnitees as additional insureds. Within thirty (30) days from the date of this Agreement, Vendor shall submit to VHA a certificate of insurance attested by a duly authorized representative of the insurance carrier or carriers, evidencing that the insurance required is in force and in effect and that such insurance will not be canceled or materially changed without giving VHA at least thirty (30) days prior written notice.

                  Furthermore, Vendor shall defend, indemnify and hold harmless Indemnitees from and against any liability, damage, cost or expense arising out of any claim of patent, trademark or copyright infringement made with respect to any Service.

     SECTION 9.   DELETION.

                  Notwithstanding anything to the contrary contained in this Agreement, VHA may delete any one or more of the Services from this Agreement at any time, at will and without cause upon not less than sixty (60) days prior written notice to Vendor.

     SECTION 10.  INDEPENDENT CONTRACTOR.

                  None of the provisions of this Agreement is intended to create, nor shall any provision in this Agreement be deemed or construed to create, any relationship between Vendor and VHA other than that of independent entities contracting with each other under this Agreement solely for the purpose of effecting the provisions of this Agreement. Neither of the parties, nor any of their employees, shall be construed to be the agent, the employer or representative of the other.

     SECTION 11.  MARKETING FEE.

                  Within thirty (30) days after the end of each full or partial month during the term of the Agreement, Vendor will pay VHA a marketing fee equal to [***]* of all net sales (as

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FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

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defined in this paragraph of Services pursuant to the Agreement during such month. The term "net sales" means the price of each Service (determined in accordance with the Agreement) delivered to each VHA Member and Affiliate less the aggregate of credits and refunds allowed or paid VHA Members and Affiliates under the Agreement; provided, however, that a refund paid shall be subtracted to the extent representing a credit previously allowed. The term "all net sales" means the sum of net sales.

     SECTION 12.  MONTHLY REPORT.

                          With each payment of a marketing fee, Vendor will
deliver to VHA a report ("Monthly Report"), in form and substance reasonably satisfactory to VHA, which sets forth accurately:

                           (a)      the name of Vendor, the month and year to
which the Monthly Report (and the enclosed marketing fee) relates and the contract number (as provided Vendor by VHA),

                           (b)      with respect to each VHA Member and
Affiliate (described by LIC number, full name, city, state and zip code as provided Vendor by VHA), the sum of net sales and the associated marketing fees for all Services sold to each such VHA Member and Affiliate during such month,

                           (c)      the sum of the net sales and the associated
marketing fees for all Services provided to all VHA Members and Affiliates during such month,

                           (d)      the calculation used by Vendor to determine
the marketing fee, and

                           (e)      such additional information as VHA may
reasonably request from time to time.

                  Monthly reports shall be delivered, with the marketing fee enclosed, to:

                                   VHA Inc.
                                   220 East Las Colinas Boulevard
                                   Irving, TX  75039-5500
                                   (Mailing Address:  P.O. Box 140909
                                                      Irving, TX  75014-0909)
                                   Attn:  Accounts Receivable

     SECTION 13.  REPORTING AND PAYMENT PENALTIES.

                  In the event Vendor fails to pay the marketing fee in accordance with Section 12 and/or fails to provide the reports described in
Section 13 within the time and manner stated, VHA may invoice Vendor for the marketing fees estimated by VHA to be due, payable within ten (10) days of the date of such invoice. Invoice by VHA or payment by Vendor shall not relieve Vendor of its payment obligations under Section 12 or the reporting obligations of Section 13. In addition, upon the occasion of the first failure to receive a payment or report when due, Vendor shall receive a written warning. Upon the second and any subsequent failure

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to provide payment or a report when due, Vendor shall pay an administrative penalty in accordance with the following schedule:

                          2nd Failure - [***]*
                          3rd Failure - [***]*
                          4th Failure - [***]*
                          5th Failure - [***]*
                          6th Failure - [***]*

     SECTION 14.  HEALTH CARE PROVIDER CONSIDERATION.

                  Vendor agrees to provide notice and give equal consideration to VHA Members and Affiliates for the delivery of health care services to Vendor's employees and their dependents directly or through Vendor's contracting mechanism or insurer.

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           * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                  The parties have caused this Agreement to be executed and
delivered by their respective authorized representatives as stated at the beginning of this Agreement.

                                       VHA Inc.
                                       ("VHA")

                                       By:       /s/ Mark McKenna
                                               ---------------------------------
                                               Mark McKenna
                                               Vice President

                                       Specialty Laboratories, Inc.
                                       ("Vendor")

                                       By:       /s/
                                               ---------------------------------
                                               Authorized Representative